                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Confidential, for Use of the
[_]  Definitive Proxy Statement                Commission Only (as Permitted
[X]  Definitive Additional Materials           by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                SOLOPOINT, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:
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  (2) Aggregate number of securities to which transaction applies:
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  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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  (4) Proposed maximum aggregate value of transaction:
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  (5) Total fee paid:
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[_]  Fee paid previously with preliminary materials.
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[_]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
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  (2) Form, Schedule or Registration Statement No.:
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  (3) Filing Party:
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  (4) Date Filed:
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Notes:

                                                                 Mailed to
                                                                Shareholders
                                                                on or about
                                                                May 18, 1999

                                SOLOPOINT, INC.
                              130-B Knowles Drive
                          Los Gatos, California 95032

                               ----------------

                         SUPPLEMENT TO PROXY STATEMENT

To the Shareholders of SoloPoint:

   This Supplement provides updated information with respect to the Annual Meeting of Shareholders of SoloPoint, Inc. (the "Company" or "SoloPoint"), a California corporation, to be held on Tuesday, June 1, 1999 at 2:00 p.m., local time, or at any adjournment or postponement thereof, at the Company's offices located at 130-B Knowles Drive, Los Gatos, CA 95032, for the purposes set forth in the Notice of Annual Meeting of Shareholders dated April 30, 1999 (the "Notice").

   The Notice , Proxy Statement, Proxy and the Company's 1998 Annual Report were mailed on or about May 10, 1999 to all Shareholders entitled to vote at the meeting.

   The purpose of this Supplement is to correct the terms of one of the proposals set forth on the proxy card included in the May 10, 1999 Shareholder mailing. Although the Proxy Statement (and form of Proxy filed with the Securities and Exchange Commission) accurately states Proposal Number Two as the Company's proposal to increase the number of shares reserved for issuance under the 1993 Incentive Stock Plan (the "Incentive Plan") from 349,250 to 949,250 shares, these numbers are incorrectly stated on the proxy card mailed to the Shareholders. The proxy cards which were mailed indicate a proposal to amend the Incentive Plan to increase the number of reserved shares from 1,397,000 to 2,000,000. These incorrect figures do not reflect the one-for-four reverse stock split of the Company's outstanding Common Stock, which took place in July 1998.

   Again, Proposal Number Two is correctly stated as follows:

    PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S 1993
    INCENTIVE STOCK PLAN (THE "INCENTIVE PLAN") TO INCREASE THE
    NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE INCENTIVE PLAN FROM 349,250 TO 949,250 SHARES.

   Shareholders may revoke any proxy given pursuant to the solicitation made by the Proxy Statement upon delivery to the Company of a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Proxies already received will be voted as indicated: either for, against or abstaining as to a proposal increasing the stock option pool by 600,000 shares. Any Shareholder that desires to change their vote based on the corrected information may obtain a new, amended proxy card upon request from Ronald J. Tchorzewski, Chief Financial Officer of the Company, at 130-B Knowles Drive, Los Gatos, California 95032 (fax: 408/364-
1724).

                                          Sincerely,

                                          /s/ Michael J. O'Donnell
                                          Michael J. O'Donnell,
                                          Secretary

Los Gatos, CA
May 18, 1999